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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 19, 2008, relating to the consolidated financial statements of Emclaire Financial Corp. and its subsidiary as of December 31, 2007 and 2006 and for each of the years in the three-year period ending December 31, 2007, which is contained in this Registration Statement on Amendment No.3 to Form S-1.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

                      /s/ Beard Miller Company LLP

Beard Miller Company LLP
Pittsburgh, Pennsylvania
August 8, 2008

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm